UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 10, 2014, Resource Capital Corp. (the “Company”) completed its registered underwritten public offering (the “Offering”) of the Company’s newly classified and designated 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”). The shares of Series C Preferred Stock issued and sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-195844), filed by the Company with the Securities and Exchange Commission on May 9, 2014 (the “Registration Statement”). The Offering was made under the prospectus supplement dated June 3, 2014 (“Prospectus Supplement”), and the accompanying prospectus dated May 9, 2014, constituting a part of the Registration Statement.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Foley & Lardner LLP relating to the validity of the shares of Series C Preferred Stock sold in the Offering. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to certain tax matters. Exhibits 5.1 and 8.1 attached to this Current Report are incorporated by reference in their entirety into the Prospectus Supplement and Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Foley & Lardner LLP.

8.1	Opinion of Ledgewood P.C.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood P.C. (included in Exhibit 8.1).

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

/s/ David J. Bryant

June 10, 2014	David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Foley & Lardner LLP.

8.1	Opinion of Ledgewood P.C.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood P.C. (included in Exhibit 8.1).